Exhibit 99.1

Avnet Names William Amelio as CEO

PHOENIX – September 6, 2016 – Avnet, Inc. (NYSE: AVT), a leading global technology distributor, today announced that William (“Bill”) J. Amelio has been appointed Chief Executive Officer of the company by the Board of Directors, effective immediately. Mr. Amelio has been acting in the role of interim CEO of Avnet since July 11, 2016. Having spent most of his career in senior roles managing global technology enterprises and publicly traded companies, he brings more than 35 years of management and industry experience to Avnet.

William Schumann, Chairman of the Board said “The board, under the leadership of the Corporate Governance Committee and with a nationally recognized executive search firm, conducted a review of both internal and external candidates that could be available and concluded that Bill is the best candidate for the CEO position. Avnet is fortunate to have someone of Bill’s character and experience. He brings energy and focus to the business, and the board unanimously agreed that making him the permanent CEO was in the best interest of our customers, employees and shareholders.”

Commenting on his new role, Mr. Amelio said, “For me, Avnet is all about passion and possibilities. We have an experienced management team and an engaged workforce comprised of talented employees who are dedicated to serving our customers, suppliers and partners. By better aligning these resources with our competitive solutions specialist, embedded and supply chain strengths, Avnet will undoubtedly be positioned to achieve profitable growth for our shareholders and deliver upon the ever growing market potential in our industry.”

Mr. Amelio was the president, chief executive officer and a director of CHC Group Ltd., an international oil-field services company, from 2010 to 2015. From 2005 to 2009, he served as president and chief executive officer of Lenovo, a multinational Fortune 500 technology company, and was previously a regional senior vice president and president, Asia-Pacific and Japan for Dell Inc. He began his career with the Microelectronics Technology Division of IBM in 1979 and later became the General Manager Worldwide Operations of the Personal Computer Division.

Mr. Amelio also previously served on the Board of Directors of National Semiconductor. He has a chemical engineering degree from Lehigh University and a master’s degree in management from Stanford University.

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Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, an industry down-cycle in semiconductors, IT hardware or software products, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet, Inc.

From components to cloud and from design to disposal, Avnet, Inc. (NYSE:AVT) accelerates the success of customers who build, sell and use technology by providing a comprehensive portfolio of innovative products, services and solutions. Avnet is a global company ranked on the FORTUNE 500 with revenues of $26.2 billion for the fiscal year 2016. For more information, visit www.avnet.com.

Investor Relations Contact

Vincent Keenan

480-643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

480-643-7499

maureen.oleary@avnet.com